Exhibit 10.5(a)

VOTING AGREEMENT

VOTING AGREEMENT, dated as of April 29, 2011 (the “Agreement”), by and between Power Solutions International, Inc., a Nevada corporation (the “Company”), and Gary S. Winemaster (the “Shareholder”).

W I T N E S S E T H

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company is entering into a Purchase Agreement, dated as of the date hereof (as such agreement may hereafter be amended from time to time, the “Purchase Agreement”), with the investors named therein (the “Investors”), which, among other things, provides for, upon the terms and subject to the conditions set forth therein, the sale of the Company’s securities (the “Securities”) to the Investors; and

WHEREAS, capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement; and

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to call a Shareholders Meeting for the purpose of seeking approval of the Company’s shareholders for the Proposals; and

WHEREAS, after giving effect to the transactions contemplated by the Transaction Documents, the Shareholder will beneficially own the number of shares of Common Stock and shares of the Company’s Series A Preferred Stock set forth opposite the Shareholder’s name on Schedule I hereto (all such shares so owned and which may hereafter be acquired by such Shareholder prior to the termination of this Agreement, whether upon the exercise of options, conversion of convertible securities, exercise of warrants or by means of purchase, dividend, distribution or otherwise, being referred to herein as the Shareholder’s “Shares”); and

WHEREAS, as a condition to the Investors’ willingness to enter into the Purchase Agreement, the Investors have required the Shareholder to enter into this Agreement; and

WHEREAS, in order to induce the Investors to enter into the Purchase Agreement, the Shareholder is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Shareholder hereby agree as follows:

ARTICLE I.

TRANSFER AND VOTING OF SHARES; AND

OTHER COVENANTS OF THE SHAREHOLDER

SECTION 1.1. Voting of Shares. From the date hereof until termination of this Agreement pursuant to Section 3.2 hereof (the “Term”), at any meeting of the shareholders of the Company, however called, and at any adjournment or postponement thereof, and in any action by consent of the shareholders of the Company, the Shareholder shall (A) appear at such meeting or otherwise cause its Shares to be counted as present thereat for purposes of establishing a quorum and (B) vote (or cause to be voted) its Shares in favor of the Proposals and such other matters as may be necessary or advisable to consummate the transactions contemplated by the Purchase Agreement.

SECTION 1.2. No Inconsistent Arrangements. Except as contemplated by this Agreement or as described in Schedule 1.2, the Shareholder shall not during the Term (i) transfer, or consent to any transfer of, any or all of the Shareholder’s Shares or any interest therein, or create or permit to exist any lien or other encumbrance on such Shares, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Shares, (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares, or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Purchase Agreement.

SECTION 1.3. Proxy; Reliance. The Shareholder hereby revokes any and all prior proxies or powers of attorney in respect of any of the Shareholder’s Shares and constitutes and appoints David M. Greenhouse and Austin W. Marxe, with full power of substitution and resubstitution, at any time during the Term, as its true and lawful attorney and proxy (its “Proxy”), for and in its name, place and stead, to vote each of such Shares as its Proxy in favor of the matters set forth in Section 1.1, at every annual, special, adjourned or postponed meeting of the shareholders of the Company, including the right to sign its name (as shareholder) to any consent, certificate or other document relating to the Company that the Nevada General Corporation Law may permit or require as provided in Section 1.1, solely with respect to the matters set forth in Section 1.1, and in the manner contemplated by this Section 1.3. If the Shareholder fails for any reason to be counted as present or to vote (including by written consent, if applicable) such Shareholder’s Shares in accordance with the requirements of Section 1.1 above (or anticipatorily breaches such section), then the Proxy shall have the right to cause to be present or vote such Shareholder’s Shares in accordance with the provisions of Section 1.1.

THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM.

SECTION 1.4. Stop Transfer. Except as described in Schedule 1.2, the Shareholder shall not attempt to effect any transfer of the Shareholders Shares, and any such request shall be null and void, ab initio. The Shareholder will not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shareholder’s Shares. The Company shall issue stop-transfer instructions to the transfer agent for the Common Stock instructing the transfer agent not to register any transfer of Shares during the Term except in compliance with the terms of this Agreement.

SECTION 1.5. Additional Shares. The Shareholder hereby agrees, while this Agreement is in effect, to promptly notify the Company of the number of any new Shares acquired (whether upon the exercise of options, conversion of convertible securities, exercise of warrants or by means of purchase, dividend, distribution or otherwise) by such Shareholder, if any, after the date hereof.

SECTION 1.6. Disclosure. The Shareholder hereby authorizes the Company to publish and disclose in the Proxy Statement (including all documents and schedules filed with the SEC), its identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this Agreement.

SECTION 1.7. Share Legend. As promptly as practicable following the date of this Agreement and, in any event, no more than five (5) Business Days after the date hereof, the Shareholder shall cause the certificate(s) representing the Shareholders’ Shares to be delivered to the Company and the Company shall place the following legend on such certificates:

“The voting of the shares represented by this certificate is governed by the terms of a Voting Agreement, a copy of which is available from the Secretary of the Company.”

Promptly after the legending of the certificates as provided above, the Company shall return such certificates to the Shareholder or as the Shareholder may other direct. Upon the termination of this Agreement in accordance with its terms, the Shareholder shall have the right to cause the Company to reissue the certificates representing the Shareholders’ Shares without the legend set forth above.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Shareholder hereby represents and warrants to the Company and the Investors as follows:

SECTION 2.1. Due Authorization, etc. The Shareholder has the legal capacity to execute, deliver and perform this Agreement, to appoint the Proxy and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by or on behalf of the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought.

SECTION 2.2. Required Filings and Consents. The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the Exchange Act), domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Shareholder of the Shareholder’s obligations under this Agreement.

SECTION 2.3. Ownership of Shares. After giving effect to the transactions contemplated by the Transaction Documents, the Shareholder will be the record and beneficial owner of the Shares set forth opposite its name on Schedule I hereto. On the date hereof, such Shares constitute all of the Shares owned of record or beneficially by such Shareholder or which such Shareholder has the right to acquire.

ARTICLE III.

MISCELLANEOUS

SECTION 3.1. Definitions. Terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Purchase Agreement.

SECTION 3.2. Termination. This Agreement shall terminate and be of no further force and effect (i) with the prior written consent of the Required Investors, (ii) upon the approval of the Proposals by the Company’s shareholders at the Shareholders Meeting at which a quorum was present and acting throughout, or (iii) automatically and without any required action of the parties hereto upon termination of the Purchase Agreement in accordance with its terms. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

SECTION 3.3. Third Party Beneficiary. The Investors are express third party beneficiaries of this Agreement and shall have the right to enforce the provisions hereof against the parties hereto as if the Investors were a party hereto. No amendment, modification or waiver of the terms of this Agreement shall be effective unless consented to by the Required Investors in writing.

SECTION 3.4. Further Assurance. From time to time, at another party’s request or at the request of the Required Investors and without consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to make effective, in the most expeditious manner practicable, the agreements contemplated by this Agreement.

SECTION 3.5. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, or any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

SECTION 3.6. Specific Performance. The Shareholder acknowledges that if the Shareholder fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the Company and the Investors for which money damages would not be an adequate remedy. In such event, the Shareholder agrees that the Company and each Investor shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, should the Company or any Investor institute an action or proceeding seeking specific enforcement of the provisions hereof, the Shareholder hereby waives the claim or defense that the Company or such Investor has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists.

SECTION 3.7. Notice. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered or sent by facsimile if delivered personally or by facsimile, and (ii) on the third Business Day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

(a) If to the Company:

c/o The W Group

655 Wheat Lane

Wood Dale, Illinois 60191

Attention: Chief Financial Officer

Fax: (630) 350-0103

With a copy to:

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, Illinois 60661-3693

Attention: Mark D. Wood, Esq.

Fax: (312) 577-8858

(b) If to the Shareholder, at the address set forth below the Shareholder’s name on Schedule I hereto.

SECTION 3.8. Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company, including, without limitation, the fees, costs and expenses incurred by the Shareholder.

SECTION 3.9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the legal substance of the agreements contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the agreements contemplated hereby are fulfilled to the maximum extent possible.

SECTION 3.10. Entire Agreement. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

SECTION 3.11. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise.

SECTION 3.12. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

SECTION 3.13. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of the Company, the Shareholder and the Required Investors.

SECTION 3.14. Waiver. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties hereto with any of their agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

SECTION 3.15. Descriptive Headings; Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

SECTION 3.16. Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page to this Agreement may be delivered via facsimile or other form of electronic transmission, which signature page so delivered shall be deemed an original.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Ryan A. Neely
	Name:	Ryan A. Neely
	Title:	President

GARY S. WINEMASTER

By:	/s/ Gary S. Winemaster
	Name:	Gary S. Winemaster

[Signature Page to Voting Agreement – Gary Winemaster]

Schedule I

Name and Address of Shareholder	Number of Shares of Common Stock Beneficially Owned		Number of Shares of Preferred Stock Beneficially Owned

Gary S. Winemaster[1]	27,382,354	[2]	62,374.58714	[3]

c/o The W Group 655 Wheat Lane Wood Dale, IL 60091

[1]	Does not reflect the 295.008 shares of Preferred Stock being transferred as a gift from the Shareholder to Kenneth W. Landini.
[2]

Includes the 1,000,000 shares of Common Stock acquired by Thomas J. Somodi pursuant to the Merger Agreement, which the Shareholder has agreed to purchase pursuant to that certain Purchase and Sale Agreement, dated of even date herewith (the “Purchase and Sale Agreement”), by and between the Shareholder and Thomas J. Somodi, and reflects the shares of Common Stock issuable upon conversion of the shares of Preferred Stock beneficially owned by the Shareholder, subject to the limitations on conversion of Preferred Stock set forth in the Certificate of Designations.

[3]

Includes the 9,596.09002 shares of Preferred Stock acquired by Thomas J. Somodi pursuant to the Merger Agreement which the Shareholder has agreed to purchase pursuant to the Purchase and Sale Agreement.

Schedule 1.2

1.	The Shareholder may transfer shares of Common Stock or any security convertible into Common Stock (including, without limitation, the Preferred Stock) as a bona fide gift, by will or intestacy or to a spouse, any lineal descendent, father, mother, brother or sister of the Shareholder or to a family partnership or trust for the benefit of the Shareholder and/or one or more members of the immediate family of the Shareholder or to any other person who is, or is to become, an officer, director or other affiliate of the Company (including, without limitation, Ken Landini); provided that in the case of any such transfer or distribution, each donee, distributee or other transferee agrees in writing to be bound by the terms of this agreement with respect to any securities so transferred.

2.	Pursuant to the terms of the Purchase and Sale Agreement, the Shareholder may be required, upon the occurrence of certain circumstances, to transfer shares of Common Stock to Thomas J. Somodi upon the terms and conditions set forth therein.